Exhibit 10.33

LEASE

THIS LEASE (the “Lease”) is executed this 16th day of March 2007, by and between MERIDIAN-HUDSON McINTOSH LLC, a Delaware limited liability company, having an office at 17757 US Highway 19 North, Suite 200, Clearwater, Florida 33764 (“Landlord”), and United Natural Foods, Inc., a Delaware corporation having an office at 260 Lake Road, Dayville, CT 06241 (“Tenant”).

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a)    “Leased Premises” (shown outlined on Exhibit “A” attached hereto): Suite 1 of that certain building known as the Meridian Distribution Center, a 907,237 square foot warehouse, (the “Building”), located at 6100 McIntosh Road, Sarasota, Florida. The Building is located on approximately 43.51 acres of land (“Land”) (shown outlined on Exhibit “A”). The Land is adjacent to a 17.53 acre parcel of land (“Future Development Land”) (shown outlined on Exhibit “A”), known as the Meridian Business Center. The Land and the Future Development Land shall be subject to a Uniform Control Agreement and Declaration of Covenants, Conditions and Restrictions (the “Control Agreement”). The Control Agreement will be recorded after the full execution of this Lease, however, this Lease is subordinate to the Control Agreement. Notwithstanding the forgoing, the Control Agreement is not intended to change the limitation of Operating Expenses set forth in Section 3.02. The Meridian Distribution Center and the Meridian Business Center shall together be known as the “Park”.

(b)          “Rentable Area”: approximately 393,580 square feet, to be certified by Landlord’s architect according to BOMA standards and confirmed by Tenant’s architect.

(c)           “Tenant’s Proportionate Share”: 393,580/907,237 = .43.38%, however, in Year 1 Tenant’s Proportionate Share shall be 352,970/907,237 = 38.91%.

(d)	“Minimum Annual Rent”:
Year 1	$ 1,389,819.40
Year 2	$ 1,815,387.80
Year 3	$ 1,860,772.40
Year 4	$ 1,907,291.80
Year 5	$ 1,954,974.00
Year 6	$ 2,003,848.40
Year 7	$ 2,053,944.60
Year 8	$ 2,105,293.20
Year 9	$ 2,157,925.60
Year 10	$ 2,211,873.70

(Note: Minimum Annual Rent does not include applicable Florida State Sales Tax, or Additional Rent, which sums shall be the sole responsibility of Tenant.)

(e)	“Monthly Rental Installments”:
Months 1-3	$66,181.88
Months 4 – 12	$132,363.75
Months 13 – 24	$151,282.32

Months 25 – 36	$155,064.37
Months 37 – 48	$158,940.98
Months 49 – 60	$162,914.51
Months 61- 72	$166,987.37
Months 73 – 84	$171,162.05
Months 85 – 96	$175,441.10
Months 97 – 108	$179,827.13
Months 109 – 120	$184,322.81

(Note: Monthly Rental Installments do not include applicable Florida State Sales Tax, or Additional Rent, which sums shall be the sole responsibility of Tenant.)

(f)	[Intentionally Omitted].
(g)	[Intentionally Omitted].
(h)	“Lease Term”: 10 years and 0 months or as extended pursuant to Section 16.15.
(i)	“Security Deposit”: 0

(j)           “Broker(s)”: TRAMMELL CROW SERVICES, INC., a Delaware Corporation representing Landlord and NAI Realvest and NAI Brannen/Goddard, LLC representing Tenant.

(k)	“Permitted Use”: General office, warehousing, distribution and no other.
(l)	Address for notices and payments are as follows:

Landlord:	Meridian-Hudson McIntosh, LLC
Attn: Steven Kossoff
17757 US Hwy 19 North, Suite 200
Clearwater, Florida 33764

With Payments to:	Meridian-Hudson McIntosh, LLC
Attn: Steven Kossoff
17757 US Hwy 19 North, Suite 200
Clearwater, Florida 33764

With a copy to:	Icard, Merrill, Cullis, Timm, Furen & Ginsburg, P.A.
Attn: Michael J. Furen
2033 Main Street, Suite 600
Sarasota, FL 34237

Tenant:	United Natural Foods, Inc.
Attn: Thomas Dziki
260 Lake Road
Dayville, CT 06241

With a copy to:	Cameron & Mittleman LLP
56 Exchange Terrace
Providence, RI 02903
Attn: Joseph A. Anesta

EXHIBITS

Exhibit A – Leased Premises

Exhibit B – Tenant Improvements

Exhibit B-1 – Scope of Work

Exhibit B-2 – Final Space Plan

Exhibit C – Letter of Understanding

Exhibit D – Intentionally Omitted

Exhibit E – Rules and Regulations

Exhibit F – Offer Space

Exhibit G – Move Out Standards

Exhibit H – Truck Parking Area

Exhibit I – Form Indemnity Agreement

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following: the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others (collectively, the “Common Areas”).

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The Lease Term shall commence the later of the date that Substantial Completion (as defined in Exhibit “B” hereto) of the Tenant Improvements (as defined in Section 2.02 below) occurs or July 1, 2007 (the “Commencement Date”).

Section 2.02. Construction of Tenant Improvements. Tenant has personally inspected the Leased Premises and, except as expressly set forth herein, accepts the same “As Is” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good workmanlike manner the leasehold improvements to the Leased Premises (collectively, the “Tenant Improvements”) in accordance with Exhibit “B” attached hereto and made a part hereof. Notwithstanding anything to the contrary herein, Tenant’s acceptance of the Building is conditioned upon Landlord’s completion of the items set forth in Exhibit B. The Tenant document entitled “CSI Detailed Estimate” will be incorporated into Exhibit B.

Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, casualty, condemnation and reasonable wear and tear excepted, (b) remove from the Leased Premises (i) Tenant’s Property (as defined in Section 8.01 below), and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date and pursuant to the move out standards attached hereto as Exhibit “G”, reasonable wear and tear excepted. All of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefore shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the then Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, plus Florida State Sales Tax, in advance, without demand, deduction or offset, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated. Tenant shall deposit with Landlord, upon delivery of this Lease Agreement, an amount equal to $66,181.88, which is to be applied toward the Monthly Rental Installment, Additional Rent, and the applicable Florida State Sales Tax commencing as of the first month of the Lease Term.

Section 3.02. Annual Rental Adjustment Definitions.

(a)           “Annual Rental Adjustment” shall mean the amount of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year.

(b)          “Operating Expenses” shall mean the amount of all of Landlord’s costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year including by way of illustration and not limitation, the following: all Real Estate Taxes (as hereinafter defined), insurance premiums and deductibles, water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); painting; stormwater discharge fees; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees; administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, curbs and sidewalk areas, landscaped areas, drainage strips, above slab and above grade sewer lines, structural frame, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. Notwithstanding anything to the contrary, insurance deductible amounts will be limited to $100,000.00 per occurrence. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. Notwithstanding anything in the Lease to the contrary, with the exception of the costs for insurances and Real Estate Taxes (which shall pass through to Tenant for Tenant to pay Tenant’s Proportionate Share) Operating Expenses shall be capped to 8% increases annually over the previous year’s Operating Expense. Furthermore, the parties agree that Operating Expenses in the first year, excluding insurance and Real Estate Taxes, are as follows: Landscaping $.02 psf; Management (including on site manager) $.27; Security $.06 for a total of .$35 psf. Thus, for example, year two Operating Expenses excluding insurance and Real Estate Taxes (which shall pass through to Tenant for Tenant to pay Tenant’s Proportionate Share) shall be capped at 1.08 x .$35 psf or $.38 psf.

Notwithstanding anything to the contrary stated herein, Landlord shall maintain and operate the refrigeration equipment in the engine room and bill back the Tenant as set forth in Article 6 herein such costs of maintenance and operation together with the cost of maintaining and operating the refrigeration units specifically in Tenant’s Leased Premises until such time as (i) other tenants occupy portions of the refrigerated area after which time Tenant shall pay its proportionate share of costs based on the square footage of refrigeration space Tenant occupies or (ii) the non-Tenant refrigeration space is converted to non-refrigeration space after which the Tenant shall be responsible for 100% of the electric costs to run the refrigeration equipment. Should the non-Tenant refrigeration space be converted to non-refrigeration space and be occupied be a new third party tenant (herein known as a “New Tenant”), Landlord shall install a separate electrical meter to insure Tenant is not being charged for the electrical usage of the New Tenant. It is Landlord’s intention to valve off any non-Tenant space until it is rented by third party tenants. Landlord shall provide Tenant actual invoices to substantiate the above expenses.

(c)           “Tenant’s Proportionate Share of Operating Expenses” shall mean an amount equal to the product of Tenant’s Proportionate Share times the Operating Expenses. Tenant agrees to reimburse Landlord for the actual Annual Rental Adjustment under the Lease in accordance with this Section 3.02.

(d)          “Real Estate Taxes” shall mean any form of real estate tax or assessment or service payments in lieu thereof (ad valorem, non-ad valorem, real and personal), and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building and land or Common Areas, or against Landlord’s business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes. Landlord covenants that the land on which the Building is located, the parking areas, ingress and egress, is approximately 43.51 acres, and is a separate parcel from other contiguous land owned by the Landlord.

Section 3.03. Payment of Additional Rent.

(a)           Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b)          In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year but no later than sixty (60) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant (or pay to Tenant if Tenant requests such payment in writing or if such credit falls due in the last year of the Lease Term), as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue for a period of five (5) days after the due date, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal New York Edition (the “Prime Rate”) plus six percent (6%) per annum.

Section 3.05. Inspection and Audit Rights.

(a)           Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the one hundred twenty (120) day period following the delivery of Landlord’s statement of the actual amount of the Annual Rental Adjustment (the “Inspection Period”), such of Landlord’s books of account and records as pertain to and contain information concerning the Annual Rental Adjustment for the prior calendar year in order to verify the amounts thereof. Such inspection shall take place at Landlord’s office upon at least fifteen (15) days prior written notice from Tenant to Landlord. Only Tenant or a certified public accountant that is not being compensated for its services on a contingency fee basis shall conduct such inspection. Landlord and Tenant shall act reasonably in assessing the other party’s calculation of the Annual Rental Adjustment. Tenant shall provide Landlord with a copy of its findings within thirty (30) days after completion of the audit. Tenant’s failure to exercise its rights hereunder within the Inspection Period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Annual Rental Adjustment. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant, pursuant to the terms hereof because of any objection which Tenant may raise with respect thereto.

(b)          If Landlord and Tenant agree that Landlord’s calculation of the Annual Rental Adjustment for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount. In the event of any errors on the part of Landlord costing Tenant in excess of three percent (3%) of Tenant’s actual operating expense liability for any calendar year, Landlord will also reimburse Tenant for the costs of an audit reasonably incurred by Tenant within the above thirty (30) day period not to exceed Five Thousand Dollars ($5,000.00).

(c)           All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of the Lease.

ARTICLE 4 - SECURITY DEPOSIT

Section 4.01 Security Deposit. Tenant is not required to make a Security Deposit.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord. Landlord represents and warrants that at Substantial Completion Tenant may use the Leased Premises for its Permitted Use and that the alteration made to Leased Premises are allowed under all applicable laws and regulations.

Section 5.02. Covenants of Tenant Regarding Use.

(a)           Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a lawful manner, (ii) comply with all covenants that encumber the Building (and of which Tenant has received reasonable prior written notice) and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit “E” and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant, provided such modifications do not materially increase Tenant’s obligations or liabilities under this lease and do not materially and adversely impair Tenant’s access to or use of the Leased Premises or the Common Areas. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to make any capital or structural improvements to the Leased Premises except to the extent required because of any alterations to the Leased Premises made by Tenant or because of Tenant’s specific and unique use of the Leased Premises.

(b)          Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way unreasonably cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord’s directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials, and not due to defective construction of the floor structure or foundation, shall be repaired by Landlord without mark-up or profit to Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefore upon demand. The construction drawings for the building state the floors are 6” concrete and are rated at 400 psf. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged as a direct result of such use by Tenant.

(c)          Tenant shall be provided exclusive use of the existing fueling station, the adjacent truck scale and above ground storage tanks. Tenant may operate the same at Tenant’s sole cost and expense. Tenant shall operate the fueling station and storage of fuels within regulatory guideline and according to all laws, rules and ordinances. Tenant shall comply with all requirements of Florida Statutes Chapter 376, as implemented by Florida Administrative Code Section 62-762 Aboveground Storage Tank Systems, including but not limited to the registration, operation and monitoring thereof. Tenant shall provide Landlord at Tenant’s sole cost and expense environmental insurance as set forth in Section 8. The fueling station shall be monitored (which may include cameras) and alarmed to notify both the Tenant and Landlord (or Landlord’s property manager ) in case of spills. Tenant will report to the Landlord quarterly as to usage, maintenance and operations and to any other reportable information Landlord may reasonably request. Should the costs of Landlord’s insurance increase because of Tenant’s use of the fueling station, truck scales and above ground storage tanks, Tenant shall pay said increase. Landlord acknowledges and agrees that the fueling station shall be operated by an entity from which Tenant leases its trucks. Prior to operation said operating entity shall execute an indemnity agreement with Landlord, which form is attached as Exhibit I. Operating entity shall add Landlord and Landlord’s property manager as additional insureds on their insurance policy. Operating entity shall provide Landlord an insurance certificate evidencing the same and a financial statement from last two years

Section 5.03. Landlord’s Rights Regarding Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease (a) Landlord shall have the right at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefore. Landlord agrees to use commercially reasonable efforts to ensure that such entry into the Leased Premises or alteration of the Common Areas does not materially and adversely interfere with the use or occupancy by Tenant of the Leased Premises or the ability to conduct its business therein.

ARTICLE 6 – UTILITIES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. However, if any services or utilities are jointly metered with other property (excluding electrical service to the Leased Premises, which Landlord shall cause to be separately metered to the Leased Premises at Landlord’s sole cost), Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within thirty (30) days after receipt of Landlord’s written statement. Notwithstanding anything to the contrary herein, the costs for running the refrigeration equipment shall be controlled by section 3.02 (b) and Tenant shall pay 100% of the cost of electricity to operate the refrigeration equipment minus the average cost per square foot over the last twelve months for any non-Tenant rented space which is Ten Thousand Dollars ($10,000.00) per month. Once a new tenant leases any portion of this un- occupied space, the new tenant shall pay its proportionate share of these costs. Conceptually, if Tenant uses 52% of the combined refrigerated and frozen warehouse space and the electric costs to run the equipment is Thirty Thousand Dollars ($30,000.00) for a given month then Landlord’s contribution shall be 48% of the historic cost of $10,000.00 or $4,800.00 and Tenant shall contribute $25,200.00 for that month. Notwithstanding anything to the contrary herein, should the non-Tenant refrigeration space be converted to non-refrigeration space, the Tenant shall be responsible for 100% of the electric costs to run the refrigeration equipment.

Landlord represents and warrants that any lease it enters into with a tenant leasing all or a portion of the non-Tenant refrigeration space shall stipulate (i) that all overhead doors shall remained closed except for loading and unloading trucks and (ii) that Landlord may enforce any and all commercially reasonable rules to reduce the cost of operating the refrigeration system.

Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service (but excluding the exception for refrigeration equipment set forth herein) and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Notwithstanding the foregoing, in the event that (i) an interruption of utility service to the Leased Premises is due to Landlord’s gross negligence or intentional wrongful acts, and (ii) the restoration of such utility service is entirely within Landlord’s control, and (iii) such interruption renders all or a portion of the Leased Premises untenantable (meaning that Tenant is unable to use, and does not use, such space in the normal course of its business for the Permitted Use) for more than three (3) business days after Landlord receives written notice from Tenant of such interruption of service, then Minimum Annual Rent shall abate proportionately with respect to the portion of the Leased Premises rendered untenantable on a per diem basis for each day after such three (3) business-day period during which such portion of the Leased Premises remains untenantable. Such abatement shall be Tenant’s sole remedy for Landlord’s failure to restore service as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Landlord, at Landlord’s cost, shall make all necessary repairs, replacements and maintenance to the roof, roof structure, floor slab, foundation, walls, below slab and below grade plumbing, the capital costs of the truck court and parking lot replacement and capital cost for the refrigeration equipment; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense.

Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, and sprinkler and plumbing systems. Landlord shall enter into a preventative maintenance contract, upon commercially reasonable terms, on the heating, ventilating and air-conditioning systems and a separate preventative maintenance contract for the refrigeration equipment which shall not exceed the cost of $3,500.00 per month in the first year and thereafter may be subject to reasonable increase, which cost will be shared pro-rata should another refrigeration tenant occupy the non-Tenant refrigeration space, to be approved and paid for by Tenant. The preventive maintenance contract shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system. The refrigeration preventative maintenance contract shall include but not be limited to monthly inspections, cleaning evaporator coils, changing filters and valves. Tenant shall have the right to observe all work done with respect to such contract and to receive all reports generated as a result of such contract. If Tenant, in its commercially reasonable determination, is not satisfied with the work of such contractor(s), Tenant shall notify Landlord in writing with specific deficiencies. Landlord shall investigate the deficiencies noted and if they cannot be corrected to Tenant’s reasonable satisfaction, Landlord shall terminate such contract and thereafter enter into a new contractor with a contractor reasonable acceptable to Tenant. Landlord shall have thirty (30) days after receipt of such notice in which to resolve any resolve any deficiencies identified by Tenant. Tenant’s exercise of its rights hereunder shall not affect Landlord’s responsibility for the operation and maintenance of the refrigeration system as set forth in this Lease.

Should Tenant hire contractors to perform work at or upon the Leased Premises, Tenant must (i) provide Landlord with an indemnity agreement (“Indemnity Agreement”) attached hereto as Exhibit “I” executed by the contractor and the Landlord and (ii) contractor must provide Landlord insurance certificates naming Landlord and Property Manager as additional insureds on contractor’s insurance policies with limits as stated in the Indemnity Agreement. Landlord must approve said Tenant’s contractor in writing prior to allowing contractor to perform work on or at the Leased Premises.

Section 7.03. Alterations.

(a)           Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefore in writing. All such alterations shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Leased Premises. Tenant shall reimburse Landlord for any reasonable costs of plan review. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after receipt of notice of such filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant’s trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained in this Lease to the contrary, Landlord shall be responsible for damage (including, without limitation, lost inventory) suffered by Tenant in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) as a result of the full or partial failure of the refrigeration system for any reason other than Tenant’s gross negligence or willful misconduct.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury (but not property loss or damage) caused directly by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any intentional act, gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section

8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant’s Insurance.

(a)           During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i)           Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $1,000,000, and with a per location general aggregate limits of not less than $5,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)          Casualty Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant’s Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building or Landlord’s Property or any other insurance carried by Landlord is increased to an amount higher than it otherwise would have been, Tenant shall reimburse Landlord for the increased cost of Landlord’s insurance premiums. Such reimbursement shall be Additional Rent payable upon the first day of the month following Landlord’s delivery to Tenant of a statement showing evidence of such increased insurance premiums. In any action or proceeding in which Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or Landlord’s Property issued by the body making fire insurance rates for the Leased Premises shall be presumptive evidence of the facts stated herein and of the several items and charges in the fire insurance rate then applicable to Landlord’s Property or any part thereof.

(iii)         Worker’s Compensation Insurance. Worker’s Compensation insurance as required by applicable laws of the State of Florida; provided, however, that (a) Tenant may, in lieu of purchasing such insurance, comply with any workers’ compensation self-insurance option that may be available under applicable law, subject to subsection (c) below; and (b) the provisions of Section 8.04(b) below shall not apply to any Workers’ Compensation Insurance that may be maintained by Tenant.

(iv)         Business Interruption Insurance. Business Interruption Insurance as currently maintained by Tenant with limits not less than an amount equal to 12 months rent hereunder. .

(v)          Environmental Insurance. Tenant shall be provided use of the existing fueling station and above ground storage tanks and may operate the same at Tenant’s sole cost and expense. Tenant shall provide Landlord at Tenant’s sole cost and expense environmental insurance with a per occurrence limit of $1,500,000.00. Tenant shall provide Landlord its environmental insurance policy for Landlord’s commercially reasonable written approval. The policy shall include “First and Third Party” cleanup. Notwithstanding anything to the contrary stated herein, Tenant shall pay the costs for any increases to property or liability insurance for the Property because of the operation of the fueling station.

(b)          All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A VII or better, (ii) be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry subject to a maximum deductible of $100,000.00 for all insurance except flood insurance which is subject to a $500,000.00 deductible and (iii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s property manager, and any mortgagee requested by Landlord, as additional insureds, including waiver of subrogation, under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsement(s) to Tenant’s commercial general liability policy evidencing primary and non-contributory coverage and waiver of subrogation afforded to the appropriate additional insureds, Tenant shall provide Landlord with certificates of insurance, including all endorsements, evidencing the coverages required hereunder. Tenant shall be charged $25.00 per day for each day it is late in delivering said certificates. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance, Landlord may, after written notice to Tenant and a thirty (30) day opportunity to cure, obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent.

(c)           Tenant may, in lieu of purchasing workers’ compensation insurance, as required above, elect to “self-insure” against such risks provided that (i) Tenant or its parent corporation has in effect a program of “self insurance” insuring Tenant as a named insured against such risks, which program complies with any and all applicable laws with respect to self insurance in the State of Florida; (ii) Tenant or its parent corporation has and maintains a net worth sufficient to sustain a self insurance program in compliance with all applicable laws with respect to self insurance in the State of Florida; (iii) the failure to carry such insurance does not violate any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, permit, license, authorization or other requirement which is issued by any government or governmental agency with jurisdiction over the Building and the Leased Premises or which is applicable to Tenant in the conduct of its business and (iv) Tenant provides Landlord with proof of both Tenant’s self-insurance coverage and excess workers’ compensation coverage as reasonably required by Landlord, which proof shall be deemed sufficient if it shows compliance with applicable laws with respect to self insurance in the State of Florida. In the event Tenant elects to self-insure, Tenant shall be deemed to have waived any rights it may have against Landlord and its insurers in the same manner and to the same extent as set forth in Article 8 hereof as if Tenant had not elected to self-insure.

(d)          Adequacy of Coverage. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 8 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain, at Tenant’s sole expense, such additional insurance coverage as Tenant deems adequate.

Section 8.05. Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a)          Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $1,000,000, and with general aggregate limits of not less than $4,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)          Casualty Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

(c)           Comprehensive Boiler and Machinery Insurance in the amount of full replacement cost of the machinery.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, each party hereby waives any rights it may have against the other party on account of any loss of or damage to its property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is insured by the party suffering damage. The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against the other party. The foregoing notwithstanding, this waiver of subrogation shall not apply to any claim of Tenant with respect to the refrigeration system, up to the $500,000.00 limit set forth in Section 8.01.

Landlord hereby waives any rights it may have against the Tenant on account of any loss of or damage to its property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above. Notwithstanding anything contained in this Lease to the contrary, Landlord shall be responsible for damage suffered by Tenant in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) as a result of the failure of the refrigeration system, except if it is caused by Tenant’s negligence or willful misconduct.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days from the casualty date either Landlord or Tenant may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken, provided Landlord terminates the leases of all tenants of the Building which are similarly affected. If all or any part of the Leased Premises or Common Areas shall be acquired by the exercise of eminent domain so that a material portion of the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation and all other lawful damages if such amount is not subtracted from Landlord’s award. Landlord shall give notice to Tenant within five (5) business days after Landlord’s receipt of notice of any taking.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a)           Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b)          By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s reasonable opinion (i) the Leased Premises are or may be in any way adversely affected in any material way; (ii) the business reputation of the proposed assignee or subtenant is such that Landlord has reason to believe, in Landlord’s commercially reasonable opinion, that such Tenant would have an adverse effect on the Building or the other tenants in the Building or in the Park; or (iii) the prospective assignee or subtenant is a current tenant in a building owned by Landlord at the Park or is a bona-fide third-party prospective tenant with which Landlord is in negotiations to provide space and Landlord has space available which could timely be made available to such tenant.

(c)           Except with respect to the Subtenant defined in Section 11.02 below, if Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord eighty five percent (85%) of any such net excess rental upon receipt after Tenant first recaptures all of its costs incurred in effecting such assignment or subletting, including, without limitation, concessions, improvement costs, brokerage commissions and legal fees. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days’ prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose of this Article 11, “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02. Estoppel Certificate. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a “Mortgage”) presently existing or hereafter encumbering the Building by so declaring in such Mortgage. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any commercially reasonable instrument (“subordination and non-disturbance agreement”) necessary or desirable to confirm the subordination of this Lease. Notwithstanding the foregoing, if the holder of the Mortgage shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant is not in Default. Landlord warrants that as of the date of this Lease, there is no financing affecting the Building. Landlord agrees that it shall use commercially reasonable efforts, upon written request by Tenant and at Tenant’s sole expense, to provide Tenant with a commercially reasonable non-disturbance, subordination and attornment agreement in favor of Tenant from any ground lessors, mortgage holders or lien holders then in existence, in a form reasonably satisfactory to Tenant.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a)           Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after the same is due. Tenant hereby expressly waives any additional notice required under §83.20 of the Florida Statutes. Notwithstanding the foregoing, before exercising any of the default remedies of Landlord set forth in this Article 13, Landlord shall provide Tenant with a written courtesy notice of default and Tenant shall have an additional three (3) days to cure such default; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than one (1) time in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

(b)          Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c)	[Intentionally Omitted]
(d)	Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease, and Tenant shall not cure such default within thirty (30) days after written notice from Landlord to Tenant.

(e)           All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within sixty (60) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation and same is not reinstated within thirty (30) days after termination.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)          Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby reasonably incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action.

(b)          Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant’s right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Tenant shall be obligated to pay to Landlord (i) a one time payment of Five Hundred Thousand Dollars $500,000.00 and (ii) the cost of returning the Leased Premises to the condition required upon surrender (which shall not involve the cost of removal of any Tenant alterations), and reasonable brokers’ commissions and reasonable attorneys’ fees to the extent such commissions and fees are directly attributable to Tenant’s default under the Lease, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease. Tenant shall also be obligated on a monthly basis to pay to Landlord the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord’s Default Damages.

(c)          Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

(d)          Notwithstanding anything to the contrary contained herein, Landlord shall use reasonable efforts to mitigate its damages, which shall not exceed those required by applicable law or such efforts as landlords generally use to lease other space in the Building.

(f)           Landlord does hereby agree to subordinate any statutory lien on Tenant’s Property granted to Landlord to the lien of any lender providing financing to Tenant that is secured by Tenant’s trade fixtures, equipment, inventory or other personal property located at the Leased Premises, all pursuant to a landlord lien subordination agreement in form and substance reasonably satisfactory to Landlord.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder unless such default has effectively prevented Tenant from use of the Leased Premises. Notwithstanding the foregoing to the contrary, if Landlord has failed to perform any of its maintenance or repair functions and, as a result, Tenant, in good faith, believes that there is an imminent danger to persons or property in or about the Leased Premises Tenant may, after 24 hours prior notice to Landlord (which notice may be given verbally to a representative of Landlord), and Landlord’s failure to respond within such 24-hour period, take such action as may be reasonably necessary in order to prevent or minimize such danger and/or damage. Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant’s contractor shall be adequately insured and of good reputation. Prior to commencing any work under this Section 13.03, Tenant agrees to deliver to Landlord evidence of such insurance and an Indemnity Agreement, in commercially reasonable amounts. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost.

Section 13.04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease (excluding, however, Landlord’s obligations with respect to environmental compliance and/or maintenance of the refrigeration system) and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in value of the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure nor delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14 - LANDLORD’S RIGHT TO RELOCATE TENANT

[Intentionally Omitted]

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a)           “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises and applicable to the Leased Premises during the Lease Term.

(b)          “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials”, “toxic substances”, “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant and compliance. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws. Such compliance includes Tenant’s obligation, at its sole expense, to take remedial action when required by applicable laws whether now or hereafter enacted, as and when such requirements are made known to Tenant. If remedial action is required, Tenant shall notify Landlord on a quarterly basis (or more frequently if requested by Landlord) apprise Landlord of the status of remediation plans and provide Landlord with copies of all correspondence relating to such violation.

Tenant shall immediately notify Landlord should (i) Tenant become aware of any Hazardous Substance at, on, under, emanating from, or migrating to the Property in any quantity or manner, which could reasonably be expected to violate Environmental Laws or (ii) Tenant receives notice from a governmental authority or third party regarding the presence of a Hazardous Substance at, on, under, emanating from, or migrating to the Property in any quantity or manner, which could reasonably be expected to violate Environmental Laws.

If Landlord discovers a Hazardous Substance during or after Tenant vacates the Leased Premises and Tenant did not report the release of a Hazardous Substance during Tenant’s occupancy of the Leased Premises, the Landlord shall bear the burden of proving that this discovered Hazardous Substance was caused by Tenant prior to obligating Tenant to remediate the Hazardous Substance.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within ten (10) business days of Landlord’s request therefore concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s property manager from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with (i) any breach by Tenant of its obligations under this Article 15 and also, (ii) specifically, its use of the fueling station and above ground storage tanks. Tenant’s covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant exacerbates the same. Landlord hereby represents and warrants to Landlord’s actual knowledge without independent investigation, that as of the date of this Lease, the Leased Premises and the Building are not in violation of any Environmental Laws except for a petroleum spill presently being remediated which spill occurred under the above ground storage tank. The existing spill conditions and remediation plan is made by Golder Associates. Tenant was provided with the following information:

1)	Phase One environmental site assessment prepared by IVI Int'l dated March 24, 2005;
2)	Attorney opinion on the environmental Dated December 29, 2005 prepared by Craig Slater atty with Harter Secrest & Emery;
3)	GZA Environmental Opinion on the Remediation action plan dated November 29, 2005;
4)	KTR Newmark Consultant opinion Phase One and Two environmental review Summary Dated December 29, 2005;
5)	Golder Associates remedial action plan dated November 8, 2005;
6)	Golder Associates Site Assessment Report Addendum Number 2 Dated July 14, 2003;
7)	Golder Associates Site Assessment Report Addendum Number 2 Dated July 25, 2002;
8)	Golder Associates Source Removal Plan Dated August 2000;
9)	Golder Associates First Year Forth Quarterly Sampling Event dated May 2005;
10)	Golder Associates Site Assessment Report Addendum Number 2 Dated February 2001; and
11)	Addendum number 1 to Remedial Action Plan Dated April 26, 2006 prepared by Anthony Grasso with Golder Associates

Tenant’s execution of this Lease is an acknowledgment of receiving the same. Golder Associates may modify the plan to include a plan to dig and haul the contaminated petroleum spill off site to landfill.

Section 15.06. Indemnification by Landlord. Landlord shall indemnify Tenant and hold Tenant harmless in the event Landlord disposes of any Hazardous Substances within the Building or Leased Premises in violation of Environmental Laws. Landlord shall remediate same to the extent required by Environmental Laws at Landlord’s sole cost and expense. The obligations of Landlord under this Section 15.06 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers, who shall be paid by Landlord, and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(l). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord, upon written request therefore, a copy of the most recent financial statements of Tenant’s parent entity prepared as of the end of such parent entity’s fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. As a condition to the disclosure of such financial statements, Tenant may require, upon written notice that Landlord execute a confidentiality agreement. The form of such confidentiality agreement shall be mutually agreeable to both Landlord and Tenant.

Section 16.09. Representations and Warranties.

(a)           Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)          Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10. Signage. Landlord shall at Tenant cost erect a sign on the face of the Building concerning the business of Tenant that shall be in keeping with the decor and other signs on the Building. Landlord shall at Landlord’s cost erect a monument sign on the street in keeping with Landlord’s signage program and subject to municipal approvals. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with the any codes and recorded restrictions applicable to the sign or the Building. The location, size and style of all signs shall be approved by Landlord. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises.

Section 16.11. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord. Landlord agrees to provide Tenant with 210 standard size car and light truck parking spaces on a non-exclusive, unreserved basis in the parking areas established for the Building initially in the existing parking lot as shown on Exhibit J. Upon completion of Tenant’s new parking lot located as shown on Exhibit K Tenant use of it shall be exclusive. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants; provided, however, that Landlord agrees that Tenant’s use of the 210 parking spaces referenced herein shall not be considered to be an overburdening of the parking facilities. There will be no assigned parking unless Tenant is assured of its parking rights above and Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park. In addition, Tenant agrees that its local employees will not park in the spaces designated visitor parking. Notwithstanding anything to the contrary contained herein, Tenant shall be allowed to park its trucks overnight (up to 32 non-aligned spaces in front of the Leased Premises) on a exclusive, unreserved basis in the approximate area labeled “Truck Parking Area” on Exhibit “H” attached hereto and made a part hereof.

Section 16.12. Consent. Where the consent or approval of a party is required, such consent will not be unreasonably withheld, conditioned or delayed.

Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

Section 16.14. Radon Gas. RADON GAS IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

Section 16.15. Options to Extend.

(a)           Grant and Exercise of Option. Provided that (i) Tenant is not in default beyond any applicable cure periods at the time of Tenant’s exercise of the option, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein (or its Permitted Transferee) and/or the Subtenant remains in possession of and has been continuously operating in not less than one hundred percent (100%) of the Leased Premises throughout the term immediately preceding the Extension Term (as defined below), Tenant shall have the option to extend the Lease Term for three (3) additional periods (the “Extension Term(s)”) of five (5) years each. Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving three (3) extension options shall be amended to reflect the remaining options to extend, if any, and (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the “Rent Adjustment”). Tenant shall exercise each option by (i) delivering to Landlord, no later than one hundred eighty (180) days prior to the expiration of the preceding term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. After proper and timely exercise of an option to extend all references in this Lease to “Term” or “Lease Term” shall be considered to mean the Term as extended, and all references in this Lease to termination or to the end of the Term shall be considered to mean the termination or end of the Extension Term.

(b)          Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to one hundred three percent (103%) of the Minimum Annual Rent per square foot for the period immediately preceding the applicable Extension Term for the first twelve (12) months of the applicable Extension Term, with an increase of three percent (3%) for each successive twelve (12) month period of the Extension Term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

(c)           Personal. The option to renew provided in subparagraph (a) above is personal to the Tenant executing this Lease and shall automatically terminate and be of no further force and effect upon the occurrence of an assignment of the Lease or sublet of all the Leased Premises, except to a Permitted Transferee or to the Subtenant.

Section 16.16. Right of First Offer.

(a)           Provided that (i) Tenant is not in default beyond any applicable cure periods at the time of Tenant’s exercise of the Right of First Offer, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein (or its Permitted Transferee) and/or the Subtenant remains in possession of and has been continuously operating in not less than one hundred percent (100%) of the Leased Premises throughout the Lease Term, and subject to any rights of other tenants to the Offer Space (as defined herein) and Landlord’s right to renew or extend the lease term of any other tenant with respect to the portion of the Offer Space now or hereafter leased by such other tenant, Landlord shall, before entering into a lease with a third party for the space located in the Building shown on the attached Exhibit “F” (the “Offer Space”), notify Tenant in writing of the availability of the Offer Space for leasing and setting forth the terms and conditions upon which Landlord is willing to lease the Offer Space to Tenant (“Landlord’s Notice”). Tenant shall have ten (10) days from its receipt of Landlord’s Notice to deliver to Landlord a written notice agreeing to lease the Offer Space on the terms and conditions contained in Landlord’s Notice (“Tenant’s Acceptance”). In the event Tenant fails to deliver Tenant’s Acceptance to Landlord within said ten (10) day period, such failure shall be conclusively deemed a rejection of the Offer Space and a waiver by Tenant of this right of first offer, whereupon Tenant shall have no further rights with respect to the Offer Space under this provision and Landlord shall be free to lease the Offer Space to a third party on no less than ninety five percent (95%) of the total economic terms and conditions contained in Landlord’s notice, taking into consideration rent, tenant improvement allowances, and other rent concessions. If Landlord does not consummate such transaction on the terms of Landlord’s notice within two hundred and seventy (270) days of Tenant’s failure to lease the Offer Space, then this Right of First Offer shall be reinstated.

(b)          The term for the Offer Space shall be coterminous with the term for the original Leased Premises; provided, however, that the minimum term for the Offer Space shall be three (3) years and the term for the then existing Leased Premises (“Existing Premises”) shall be extended, if necessary, to be coterminous with the term for the Offer Space. If the Lease Term for the Existing Premises is extended as provided above, the Minimum Annual Rent for such extension term shall be an amount equal to one hundred three percent (103%) of the Minimum Annual Rent per square foot for the period immediately preceding the extension term for the first twelve (12) months of the extension term, with an increase of three percent (3%) for each successive twelve (12) month period of the extension term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the extension term and shall be paid at the same time and in the same manner as provided in the Lease.

(c)          If Tenant properly exercises its Right of First Offer, Landlord and Tenant shall enter into an amendment to this Lease adding the Offer Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances. If Tenant shall fail to enter into such amendment within thirty (30) days following Tenant’s Acceptance, then Landlord may terminate this Right of First Offer by notifying Tenant in writing, in which event Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party.

(d)          Personal. The Right of First Offer provided in subparagraph (a) above is personal to the Tenant executing this Lease and shall automatically terminate and be of no further force and effect upon the occurrence of an assignment of the Lease or a further sublet of all or part of the Leased Premises, except to a Permitted Transferee or to the Subtenant.

Section 16.17. Waiver of Jury Trial. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other, arising out of this Lease or Tenant’s use or occupancy of the Leased Premises.

Section 16.18. No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

Section 16.19. Time of the Essence. Time is of the essence of each and every provision of this Lease.

Section 16.20. Severability. If any provision of this Lease is determined to be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision shall be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable.

Section 16.21. Entire Agreement. This Lease, including all Exhibits hereto contain the entire understanding and agreement between Landlord and Tenant and may be amended only by subsequent written agreement in accordance with the terms and conditions of this Lease. No promises, warranties or representations, except as expressly and specifically contained in the Lease, have been made to Tenant respecting the condition of the Leased Premises or the manner of operating the Building or Landlord’s Property or respecting anything else whatsoever.

Section 16.22. Quiet Enjoyment. Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises for the uses permitted herein, and Tenant’s possession will not be disturbed by anyone claiming by, through or under Landlord subject, nevertheless, to the terms and conditions of this Lease and the Mortgage.

Section 16.23. Economic Incentives. Tenant intends to apply for the Florida Qualified Target Industry Tax Refund Incentive that requires approval of the Executive Office of the Governor’s Office of Tourism, Trade, and Economic Development and the Florida Quick Response Training Incentive Grant that requires the approval of Workforce Florida, Inc. Tenant may cancel its obligations under this Lease Agreement if either of these approval agencies does not award the Tenant sufficient benefits from these incentive programs by June 30, 2007, provided Tenant pays to Landlord 110% of Landlord’s Tenant improvement and commission costs.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

WITNESSES:	LANDLORD:

MERIDIAN-HUDSON MCINTOSH LLC, a
Delaware limited liability company

/s/ Travis Williams	By: /s/ Steven Kossoff
Printed Name: Travis Williams	Name: Steven Kossoff
Title: Member
_________________________
Printed Name: _____________

TENANT

UNITED NATURAL FOODS, INC.,
a Delaware corporation

_________________________
Printed Name: _____________
By: _________________________
Name: ___________________
Title: ____________________

_________________________
Printed Name: _____________

Attest: _______________________
Name: ___________________
Title: ____________________

[CORPORATE SEAL]

UNFI Lease Exhibit A

132 SPACES
12 SPACES
60 SPACES
131 SPACES
11 LOADING DOCKS
8 SPACES
MAINT. GARAGE
13 SPACES
30 SPACES
20 LOADING DOCKS
69 TRUCK SPACES
30 TRUCK SPACES
8 SPACES
34 TRAILER SPACES
131 SPACES
EXISTING RETENTION
TRUCK ACCESS - WAREHOUSE
VEHIC. ACCESS - WAREHOUSE
MONUMENT SIGN
MCINTOSH ROAD (PUBLIC R. O. W.)
SITE PLAN - UNITED NATURAL FOODS, INC.
NOT TO SCALE
ARCHITECTURE
DESIGN
PLANNING
THE ADP GROUP
MERIDIAN DISTRIBUTION CENTER
SITE PLAN - UNITED NATURAL FOODS INC.
SK1.1

EXHIBIT “B”

TENANT IMPROVEMENTS

Indemnity

1.            Landlord’s Obligations. Tenant’s acceptance of the Building is conditioned upon Landlord’s completion of the items set forth in this Exhibit B. Subject to the foregoing, Tenant has personally inspected the Leased Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to perform and complete Landlord’s obligations under Section 7.01 of the Lease and to construct and install within the Leased Premises, in a good and workmanlike manner, the Tenant Improvements, in accordance with the Lease and this Exhibit “B”.

2.            Construction Drawings. Within __ days of the execution of this Lease, Landlord shall prepare and submit to Tenant a set of construction drawings (the “CD’s”) covering all work to be performed by Landlord in constructing and installing the Tenant Improvements, which shall be based on the scope of work attached as Exhibit “B-1” hereto and the final space plan attached as Exhibit “B-2” hereto. The scope of work shall include at no cost to Tenant space planning, design, permitting and construction documents, including without limitation, architectural, civil, structural, mechanical, plumbing and electrical. Tenant shall have ten (10) days after receipt of the CD’s in which to review the CD’s and to give to Landlord written notice of Tenant’s approval of the CD’s or its requested changes to the CD’s. Tenant shall have no right to request any changes to the CD’s that would increase the scope of work or materially alter the exterior appearance or basic nature of the Building or the Building systems unless Tenant agrees to pay for same. If Tenant fails to approve or request changes to the CD’s within ten (10) days after its receipt thereof, Tenant shall be deemed to have approved the CD’s and the same shall thereupon be final. If Tenant requests any changes to the CD’s, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the CD’s to Tenant. Tenant shall have an additional ten (10) days to review such revised portion of the CD’s to determine if all such changes have been made. If they have not been made, the revision and review procedures of this Section 2 shall remain in place until they have been approved. Once approved, the CD’s, as modified by said revisions, shall be final. Tenant shall at all times in its review of the CD’s, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the CD’s in writing within three (3) days following Landlord’s written request therefor.

3.            Schedule and Early Occupancy. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements when the CD’s are presented (provided that such schedule is subject to extension on a day for day basis if the initial CD’s are changed as provided in Section 2) and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant may enter the Leased Premises upon the execution hereof in order to install fixtures (such as racking) and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not interfere with Landlord’s completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct (Exhibit E), and (d) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such work by Tenant.

Exhibit B

4.            Change Orders. Tenant shall have the right to request changes to the CD’s at any time following the date hereof by way of written change order to be made on an AIA form (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within five (5) days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within ten (10) days following Landlord’s request, any increase in the cost to construct the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant. Any additional costs arising from such change order shall be paid on a monthly basis provided Landlord has presented a proper requisition.

5.            Tenant Delay. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Tenant Improvements is delayed beyond the Target Commencement and Delivery Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before the Target Commencement and Delivery Date.

6.            Letter of Understanding. Promptly following the Commencement Date, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit “C” and made a part hereof, acknowledging (a) the Commencement Date of this Lease, and (b) those items which have not been completed by Landlord. If Tenant takes possession of and occupies the Leased Premises, Tenant shall not be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items, unless Tenant so notifies Landlord in writing.

7.            Definitions. For purposes of this Lease (a) “Substantial Completion” (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant’s occupancy, as established by a certificate of occupancy for the Leased Premises or other similar authorization issued by the appropriate governmental authority, if required, and (b) “Tenant Delay” shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant’s failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord’s inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (v) any other act or omission of Tenant.

8.	Warranty.

(a)          Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following the Substantial Completion of the Tenant Improvements, that (i) the materials and equipment furnished by Landlord’s contractors in the completion of the Tenant Improvements will be of good quality

Exhibit B

and new, and (ii) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

Exhibit B

EXHIBIT “B-1”

SCOPE OF WORK

United Natural Foods, Inc.:

Improvements:

Landlord shall provide the following improvements, at its sole cost and expense, to Tenant. Improvements shall be built to meet all applicable code and zoning requirements, including but not limited to building, fire and ADA requirements:

Landlord shall undertake to demise the refrigerated area of the Leased Premises so as to create the following approximate square footages:

a)

Freezer – 51,658 Square Feet; App. -20° degrees

Cooler – 30,268 Square Feet; App. 36° degrees

Produce – 14,742 Square Feet; App. 35° degrees dry

– Square Feet; App. 35° degrees wet (with drains)

– Square Feet; App. 55° degrees dry

– Square Feet; App. 45° degrees dry

Cold Dock – 19,752 Square Feet; App. 36 degrees

Dry Storage & Dock – 246,070 Square Feet

A new 3,600 sq. ft. truck maintenance facility is to be constructed of pre-engineered steel on site at a location as shown on Exhibit . Substantial Completion of this structure shall be on or about 11/1/2007. See attached construction documents.

Office – 15,000 Square Feet. Landlord is to renovate (paint, carpet, minor reconfiguration of interior walls, new ceilings, HVAC, lighting, new bathroom fixtures and equipment ) the existing improvements on the first and second floor offices so as to create a modern office environment.

b)

Tenant shall be provided use of the current fueling station and above ground fuel storage tanks. Tenant will provide at its sole cost, the necessary insurance and inspections. Tenant will operate fueling station within the regulatory guidelines. The existing above ground tanks are double steel wall construction with a cement liner in between the steel walls. Tanks shall be in full compliance upon acceptance of tanks by Tenant and Tenant, upon termination of the Lease shall return said tanks and fueling station in full compliance with applicable laws and ordinances.

	c)	Separate automobile and truck drives to premises to be materially similar to the site plan attached as an exhibit to the final lease.

Exhibit B-1

d)

Separate utilities-Tenant shall pay one hundred percent of the cost for electrical usage in the low temperature area minus any historical cost over the last twelve months for any non-UNFI rented space. Once a new tenant occupies space in this area Tenant shall pay its pro-rata share of electric in the Low Temperature areas. Tenant shall also pay for its electrical service in the non-refrigerated area of its premises via a separate dedicated electric meter provided to UNFI at Landlord’s cost

e)

Automobile parking – 210 spaces to be constructed and delivered to Tenant on or about 11/1/2007. Should Tenant expand into other areas of the building Landlord shall provide other parking to Tenant to be agreed to by the parties.

f)	Two battery rooms. One with a total of 875 amps, 480 Volts, 3 phase with 45 disconnects. 2nd battery room has 425 amps, 480 Volt 3 phase with 98 disconnects.

g)	Dock doors – Thirty (30) dock doors minimum total: twenty (20) in the dry warehouse and ten (10) in the cooler area of the warehouse. Docks to be in good working order

h)	One (1) 12’ x 14’ minimum, drive-in door in good working order

i)	Electric service – Landlord shall provide electrical service to meet current and future loads for tenant improvements and expansion.

j)	Lighting – High Pressure Sodium in good working order which can be retrofitted by Tenant at anytime at their sole cost and expense.

k)	Warehouse Ventilation – Provide for three (3) air changes minimum per hour.

l)	Sprinkler – ESFR fire suppression system to be in good working order which Landlord warrants is acceptable for UNFI’s use.

m)	Complete fire alarm system to code.

n)	Smoke/heat evacuation per code.

o)	Restrooms in office and warehouse to code.

p)	Racking – All of the existing racking in the Leased Premises shall be provided to Tenant for its use and modified at Tenant’s expense.

q)	All mechanical, electrical, plumbing, HVAC, dock equipment systems shall be provided in good working order upon commencement of the lease. Landlord shall warrant the capital cost

Exhibit B-1

of replacement of these systems for one year subsequent to the commencement of the Lease.

Signage:

Landlord shall, at Tenant’s cost, provide building mounted signage on the face of the building subject to municipal approval. Landlord shall provide a monument sign at Landlord’s cost on the McIntosh street side of the property in keeping with Landlord’s signage program and subject to municipal approval of same.

Representations/ Warranties:

Landlord represents and warrants that the premises will meet all applicable codes, including but not limited to fire, building, ADA requirements (once requirements are provided to Landlord for review) and that Tenant's use complies with current zoning affecting the property.

Exhibit B-1

Exhibit B-1

CSI Detailed Estimate

Division 1. General Requirements

01510 Temporary Utilities	Landlord shall allow use of all available utilities by tenants forces to complete the fit up of tenants space prior to lease commencement
01580 Project Identification	Building Signage shall be provided on MacIntosh Road indicating the truck and, as allowable by Sarasota County, employee entrances to UNFI
01740 Cleaning 01760 Protecting Installed Construction	All walls reasonably requested by tenantshall be power washed to restore cleanliness of wall to like new condition and remove all traces of mold, mildew, cobwebs and dirt.

Division 2. Site Work

02500 Utility Services	Landlord warrants that all utilities are adequate for tenants intended use
02540 Septic Tank	Landlord warrants that all septic connections are adequate for tenants intended use
02765 Pavement Markings	Truck court shall be re-striped to indicate trailer parking, car parking, truck loading, pedestrian crossings and other directional information

02813 Lawn Sprinkling and Irrigation 02821 Chain Link Fences

Exterior landscaping shall be provided and maintained as per local requirements

The perimeter of the property will be fenced and landlord shall provide one 24 Hr Security Guard posted at the main truck entance and one 12-hour security guard posted at the employee entrance. The employee entrance would be chained or gated after hours with a sign directing visitors to the truck entrance. Security Guards shall communicate with appropriate personnel regarding UNFI visitors

02890 Traffic Signs and Signals – Install *	Handicapped Parking Signage shall be provided as required by code Signage shall be provided indicating exclusive use of parking for UNFI employees, trailer parking and truck loading

02935 Plant Maintenance	Exterior landscaping shall be provided and maintained as per local requirements

Division 3. Concrete

All concrete floor joints shall be filled with Floor caulk. In the Freezer MM-80 by Metzer/McGuire shall be used. Refrigerated areas shall only be caulked after the appropriate temperature has been reached. For non refrigerated areas MM-80, Versaflex or an approved equal shall be used. Prior to caulking, all joints shall be routed with a saw blade and caulking shall be applied full depth without backer- rod or sand fill. Landlord cost not to exceed $3.00 per lineal foot

Division 5. Metals

05300 Metal Decking *

All metal deck and structural steel joists where flaking is occuring shall be sandblasted to have loose paint removed and all exposed surfaces shall be re- painted to match. Dock areas shall be re-painted in white.

05520 Metal Hand Railings and Iron Work	All bollards protecting rack shall be removed and all holes patched and filled for bollards that land outside tenants new racking layout; tenant shall insall new bollards

Division 8. Doors, Windows & Glazing

08100 Doors	Landlord shall cause all interior and exterior doors frames and associated hardware to be in good and proper working order for tenants intended use.
08100 Exterior Doors	All exterior doors to tenants space shall have light tight seal to prevent the infiltration of insects and other pests into tenants leased property

All interior warehouse equipment doors and openings shall be raised to 13'-0 clear height to allow access to tenants material handling equipment
08710 Door Hardware	If landlord has master keying schedule for property, landlord shall provide keying schedule so that tenant can cause a re-keying of all exterior doors within the master key program

Division 13. Special Construction

13900 Fire Suppression

Landlord warrants that ESFR fire suppression systems are in good and working order and shall provide sprinkler shop drawings for tenants leased space along with results of sprinkler test warranting the proper working order of said system

Division 15. Mechanical

15610 Refrigeration Compressors	All refrigeration equipment shall be serviced by a licensed third party approved prior to commissioning
Design temperatures in all refrigerated areas shall be held for a period of 5 days before lease commencement on that portion of the building
15700 Heating, Venting and Air Conditioning	Prior to occupancy landlord shall provide air quality tests showing that all office spaces throughout the leased premisises are free from airborne contaminants that may cause harm to occupants
15810 Ducts and Diffusers	Ductwork and condensate lines feeding the lower office areas shall be relocated withing chaseways as part of new tenant office improvements

Division 16. Electrical

16100 Electrical	Landlord warrants that all emergency lighting and emergency exit signs throughout the building are in proper working order and meets all code requirements for tenants intended use.
16500 Light Fixtures	Lighting in employee parking areas shall be provided at a minimum of 1 FC. Photometric plans shall be provided by landlord if requested by tenant to prove lighting levels meet this standard

Landlord shall cause all interior warehouse lighting to be in good and proper working order with consistent light color and configuration throughout tenant warehouse space. At tenant option, landlord may provide tenant with a lighting allowance for the work that would be required should the tenant elect to install new fixtures throughout portions of the lease space. [note, this provision may be deleted but Tenant should receive a credit to acknowledge that cost that Landlord has not Incurred]

Landlord shall ensure that appropriate temporary parking lot lighting is maintained until permanent lighting is installed

UNFI Exhibit B-2 Final Space Plan

132
12 SPACES
131 SPACES
11 LOADING DOCKS
124'-6"
8 SPACES
MAINT. GARAGE
13 SPACES
30 SPACES
20 LOADING DOCKS
69 TRUCK SPAC
8 SPACES
FUEL TANK
190'-0"
34 TRAILER SPACES
131 SPACES
TENANT PLAN – UNITED NATURAL FOODS, INC.
NOT TO SCALE
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ARCHITECTURE
DESIGN
PLANNING
THE ADP GROUP
MERIDIAN COMPANIES
MERIDIAN DISTRIBUTION CENTER
Sarasota, Florida
TENANT PLAN - UNITED NATURAL FOODS INC.
SK1.2

EXHIBIT “C”

LETTER OF UNDERSTANDING

Meridian-Hudson McIntosh, LLC

17757 U.S. Highway 19 North, Suite 200

Clearwater, FL 33764

RE: Lease Agreement between Meridian-Hudson McIntosh, LLC, a Delaware limited liability company (“Landlord”) and United Natural Foods, Inc. (“Tenant”) dated _________________, 2007 (the “Lease”), for Suite 1 (the “Leased Premises”) of the building commonly known as Meridian (the “Building”), located at 6100 McIntosh, Sarasota, Florida, within the Park (the “Park”)

Dear _________________________:

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.	The Commencement Date under the Lease is ____________________________.
2.	The rent commencement date is ___________________.
3.	The expiration date of the Lease is ___________________.
4.	The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.
5.	Check one

__ The Landlord has completed the improvements designated as Landlord’s obligation under the Lease “(excluding Tenant’s punchlist items)”, if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

__ Tenant has taken possession notwithstanding Landlord’s failure to complete the improvements designate as Landlord’s obligation under the Lease, and Tenant has not accepted the Leased Premises, and shall not pay rent thereunder until such obligations have been fulfilled.

6.	To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

Exhibit C

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this ____ day of _________________, 2007.

TENANT:

By:
Name:
Title:

Attest:
Name:
Title:

[CORPORATE SEAL]

Exhibit C

EXHIBIT “D”

[Intentionally Omitted]

Exhibit D

EXHIBIT “E”

RULES AND REGULATIONS

1.            The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2.            No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord’s prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building of a quality, type, design and color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened except for the following products:________________________________ or without written consent of Landlord, which shall not be unreasonably withheld.

3.            No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

4.            The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5.            Additional boring, cutting or stringing of wires shall be subject to Landlord’s approval, which shall not be unreasonably withheld. .

6.            No bicycles, vehicles (except for fork lifts, hand trucks and similar equipment) , birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

7.            The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and the Landlord provides written consent. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as a copy, photographic or print shop or an employment bureau without the express written consent of Landlord, proper zoning, and any costs associated with an increase in insurance as a result of any of the fore mentioned uses. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose. The foregoing notwithstanding, Tenant may install an exercise facility and/or day care center for the benefit of its employees provided Tenant complies with all laws in the installation and operation of such facilities.

8.            No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with

Exhibit D

them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

9.            No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable (except for flammable items used as part of the Permitted Use), combustible or explosive fluid, chemical or substance or firearm.

10.          Without Landlord’s written consent which shall not be unreasonably denied, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11.          No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.

12.          Each tenant shall be responsible for all persons entering the Building at tenant’s invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

13.          Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

14.          All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

15.          There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

16.	Intentionally deleted.

17.          The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose.

18.	Intentionally deleted.

19           Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the

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owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

20.          Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

21.          . Except as otherwise expressly permitted by the terms of the Lease, no outside storage is permitted except the storage of trucks and other vehicles in good working order and used in the normal course of business.

22.          No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord’s desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein; provided such new rules or regulations do not materially increase Tenant’s obligations or liabilities under the Lease and do not materially and adversely impair Tenant’s access to or use of the Leased Premises or the Common Areas.

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EXHIBIT “F”

OFFER SPACE

[TO BE ADDED]

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EXHIBIT “G”

Move Out Standards

In furtherance of the terms and conditions of this Lease and without limiting the generality thereof, Tenant herby agrees that the Leased Premises shall be surrendered by Tenant to Landlord on or before the last day of the Term or the date of any earlier termination thereof in accordance with the terms and conditions of this Lease in a manner that is fully consistent in all respects with the following standards and guidelines; provided, however, that in no event shall the Leased Premises at the time of surrender by Tenant to Landlord be required to be in better condition than existed on the Commencement Date:

A. Lights	Office and warehouse lights to be fully operational with all bulbs functioning.
B. Dock Levelers Doors	In good working condition.
C. Dock Seals	Free of tears and broken backboards repaired.
D. Warehouse Floors

Free of stains and power washed with no racking bolts and or other protrusions left in floor. Free of any large cracks which, if any, shall be properly repaired by a licensed mason. Any cracks in floor shall be repaired with an epoxy or polymer.

E. Tenant Installed Equipment and Wiring	Intentionally deleted.
F. Walls	Sheetrock damage should be patched and fire taped so that there are no holes in office or warehouse.
G. Roof	Any tenant installed equipment to be removed and roof penetrations to be properly repaired by a licensed roofing contractor.
H. Signs	To be removed, holes patched and paint touched up as necessary.
I. Heating Ventilating And Air Conditioning

A written report from a licensed and reputable HVAC contractor within the last 3 months of Term stating that all heaters within the warehouse and office areas are operational and safe and in good operating condition.

J. Overall Cleanliness	Clean windows, sanitize bathrooms, vacuumed carpet and remove any and all debris from office and warehouse areas. Remove all pallets and debris from exterior of Leased Premises.
K. Upon Completion

Contract Landlord’s property manager to coordinate date for turning off power, turning in keys, and obtaining final Landlord inspection of the Leased Premises which, in turn, will facilitate any refund of Security Deposit in accordance with the terms and conditions of this Lease.

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EXHIBIT “H”

TRUCK PARKING AREA

[TO BE ADDED]

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EXHIBIT “I”

INDEMNITY AGREEMENT

1.

__________________________ (“Contractor”) agrees to indemnify, hold harmless, release and defend (even if the allegations are false, fraudulent or groundless), to the maximum extent permitted by law, and covenants not to sue, Meridian-Hudson McIntosh LLC , Meridian Management Company of Florida, LLC, their successors or assigns (hereinafter collectively known as “Indemnified Parties”) from any and all liability, loss, suits, claims, damages, costs, judgments and expenses (including attorney’s fees and costs of litigation) which in whole or in part result from, or arise out of, or are claimed to result from or to arise out of:

a.

Any activity on or use of premises or facilities or any performance under the scope of work in connection __________________________________________________and any additional work on the Meridian Business Center located at 6100 McIntosh Road, Sarasota, Florida (“Contract”); or

b.

any acts, errors or omissions (including, without limitation, professional negligence) of Contractor, its employees, representatives, subcontractors, or agents in connection with the performance of this Contract.

2

This agreement to indemnify includes, but is not limited to, personal injury (including death at any time) and property or other damage (including, but without limitations, contract or tort or patent, copyright, trade secret or trademark infringement) sustained by any person or persons (including, but not limited to, companies, or corporations, Contractor and its employees or agents, and members of the general public).

3.

If a claim by a third party is made or threatened against Indemnified Parties, and if Indemnified Parties intends to seek indemnity, Indemnified Parties shall promptly notify Contractor in writing of such claim. Contractor shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense of the claim, and Indemnified Parties shall cooperate with it in connection therewith; provided, that

a.

the Contractor shall permit Indemnified Parties to participate in such settlement or defense through counsel chosen by Indemnified Parties, provided that the fees and expenses of such counsel shall be borne by Indemnified Parties and shall not be reimbursed by the Contractor,

b.

the Contractor shall promptly reimburse Indemnified Parties for the full amount of any loss resulting from such claim and all related expenses (other than the fees and expenses of counsel as aforesaid) incurred by the Indemnified Parties,

c.	Contractor shall not, without the prior written consent of Indemnified Parties, which consent shall not

2

be unreasonably withheld, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnified Parties and Contractor a release from all liability in respect of such claim and

d.

nothing herein shall require Indemnified Parties to consent to the entry of any order, injunction or consent decreeing its ability to conduct its business operations after the date thereof. So long as Contractor is reasonably contesting any such claim in good faith, Indemnified Parties shall not pay or settle any such claim. If Contractor does not notify Indemnified Parties within thirty days after the receipt of Indemnified Parties notice of a claim that it elects to undertake the defense of the claim, Indemnified Parties shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the Contractor. The parties agree to cooperate fully with each other in connection with the defense, negotiations and settlement of any such claim.

4.

All disputes under this Contract shall be settled by arbitration in Sarasota, Florida, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reason for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom.

6.

Contractor shall carry and maintain insurance in the amounts and types set forth in “Exhibit 1” attached hereto and made a part hereof, on its own behalf, and on behalf of Indemnified Parties. Contractor shall provide to Indemnified Parties certificates of insurance evidencing the same and reflecting the effective date of such coverage. Should Contractor engage a subcontractor, the same conditions will apply under this Contract to each subcontractor.

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IN WITNESS WHEREOF, the Contractor and Indemnified Parties have executed this indemnification agreement by their respective duly authorized officers.

Contractor__________________________________

By:_________________________________

Its:_________________________________

Dated:______________________________

Meridian-Hudson McIntosh LLC, a Delaware limited liability company

By:_____________________________________

Meridian Management Company of Florida, LLC, a Florida limited liability company

By:______________________________________

State of ______________________)

SS)

Country of ________________)

On the ________ day of ______________in the year 2007 before me, the undersigned, a notary public in and for said state, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

State of ______________________)

SS)

Country of ________________)

On the _______ day of _____________ in the year 2007 before me, the undersigned, a notary public in and for said state, personally appeared ___________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

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____________________________________

Notary Public

State of ______________________)

SS)

Country of ________________)

On the _______ day of _____________ in the year 2007 before me, the undersigned, a notary public in and for said state, personally appeared ___________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

____________________________________

Notary Public

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Exhibit 1

A.	Workers’ Compensation in accordance with applicable law or laws. Employer’s Liability Insurance with a Limit of at least Five Hundred Thousand Dollars ($500,000.00).
B.

Comprehensive General Liability with a combined Bodily Injury and Property Damage Limit of at least Two Million Dollars ($2,000,000.00). (The limit may be provided through a combination of primary and umbrella/excess liability policies), including the following perils:

1.	Broad Form Blanket Contractual Liability for liability assumed under this Contract and all other contracts with the Property owner.
2.	Completed Operation/Products Liability.
3.	Broad Form Property Damage.
A.

Comprehensive Automobile Liability Insurance covering the use of all Owned, Non-Owned and Hired Vehicles with a combined Bodily Injury and Property Damage Limit of at lease One Million Dollars ($1,000,000.00) per accident.

B.

A waiver of subrogation endorsement to Indemnified Parties and all of their related or affiliated Corporations subsidiaries, entities, companies, trusts and/or partnerships and their owned, controlled, associated, affiliated and subsidiary companies, corporations and/or partnerships and the respective agents, consultants, principles, partners, servants, officers, stockholders, directors, employees, trustees, successors, assigns, ground lessors, investment lessors and tenants.

C.

Endorsements must be furnished for all policies of insurance, except workers’ compensation, reflecting the inclusion of the interests of the Indemnified Parties and their agents, employees, successors, assigns, ground lessors, investment lessors and tenants as additional insured for bodily injury or property damage arising out of or in connection with the Contractor’s work, including but not limited to coverage for the acts or omissions of the Indemnified Parties and their agents, employees, successors assigns, ground lessors, investment lessors and tenants. Coverage is to be endorsed to reflect that insurance is to be primary for the Indemnified Parties and their agents, employees, successors, assigns, ground lessors, investment lessors and tenants and that the limits will be exhausted before any other insurance is to apply. A copy of policy endorsement and any other documents required to verify such insurance is to verify such insurance are to be submitted with the appropriate certificate.

Insurance shall be placed with insurers with a Best’s rating of no less that “A”. Prior to commencement of performance, Contractor shall furnish Indemnified Parties with a certificate of insurance for each policy. Each certificate is to be signed by a person authorized by that insurer to bind coverage in its behalf. Their certificate(s) must be in a form approved by Indemnified Parties and Indemnified Parties may require complete, certified copies of any or all policies at any time.

Failure to maintain required insurance at all times shall constitute a default and material breach. In such event, Contractor shall immediately notify Indemnified Parties and cease all performance of its duties until further directed by Indemnified Parties. In the absence of satisfactory insurance coverage, Indemnified Parties may, at its option: (a) procure insurance with collection rights for premiums, attorney’s fees and costs against Contractor by way of set-off or recoupment from sums due Contractor, at Indemnified Parties’ option; (b) immediately terminate this Contract, or (c) self insurer the risk, with all damages and costs incurred, by judgment, settlement or otherwise, including attorney’s fees and costs, being collectible from Contractor, by way of set-off or recoupment from any sums due Contractor.

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